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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2004

MAGNA ENTERTAINMENT CORP.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-30578
(Commission file number)

98-0208374
(I.R.S. Employer Identification Number)

337 Magna Drive, Aurora, Ontario, L4G 7K1 Canada
(Address of Principal Executive Offices)

Company's telephone number, including area code: (905) 726-2462

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

        On December 9, 2004, Magna Entertainment Corp. ("MEC" or the "Corporation") and MI Developments Inc. ("MID") entered into a binding construction loan term sheet (the "Term Sheet") pursuant to which MID agreed to provide project financing in the form of a construction loan facility (the "Gulfstream Loan Facility") in the principal amount of US$115 million (plus accrued interest, expenses, fees and costs as described below) to fund the reconstruction of Gulfstream Park race track in Florida ("Gulfstream") and a construction loan facility (the "Meadows Loan Facility") in the principal amount of US$77 million (plus accrued interest, expenses, fees and costs as described below) to fund the reconstruction of The Meadows race track in Pennsylvania (the "Meadows"). The Gulfstream Loan Facility and the Meadows Loan Facility (the "Loan Facilities") will be provided by wholly-owned subsidiaries of MID to wholly-owned subsidiaries of MEC that own and/or operate Gulfstream and the Meadows. Definitive documentation for the Gulfstream Loan Facility is expected to be entered into on December 9, 2004 and the first advance under this facility is expected to occur on December 9, 2004. Definitive documentation relating to the Meadows Loan Facility is expected to be entered into no later than February 28, 2005.

Loan Facilities

        Under the Term Sheet, MID has agreed to provide project financing in the form of the Loan Facilities in the aggregate principal amount of US$192 million (plus accrued interest, expenses, fees and costs as described below) to fund the reconstruction of Gulfstream and the Meadows. MID is the controlling shareholder of MEC owning approximately 59% of MEC's equity securities and 96% of the votes attached to MEC's voting securities.

        The Gulfstream Loan Facility will be provided by a wholly-owned subsidiary of MID (the "Gulfstream Lender") to a wholly-owned subsidiary of MEC (the "Gulfstream Borrower") in the aggregate principal amount of US$115 million (plus accrued interest, expenses, fees and costs as described below), available by way of progress draw advances to fund reconstruction of the clubhouse/grandstand facility and backstretch and related site works at Gulfstream. The first advance under the Gulfstream Loan Facility of approximately US$22.2 million occurred on December 9, 2004 to fund costs and related expenses previously incurred by or on behalf of the Gulfstream Borrower in connection with the reconstruction project.

        The Meadows Loan Facility will be provided by a wholly-owned subsidiary of MID (the "Meadows Lender") to wholly-owned subsidiaries of MEC that own and/or operate the Meadows (the "Meadows Borrower") in the aggregate principal amount of US$77 million (plus accrued interest, expenses, fees and costs as described below), available by way of progress draw advances to fund reconstruction of the clubhouse/grandstand facility/slot machine facility and related site works at the Meadows.

        Each of the Loan Facilities will have a term of 10 years from the respective "Completion Dates" for the construction projects at Gulfstream and the Meadows, as applicable (being the first day of the month following the earliest of: (a) the date on which the relevant project opens to the public; (b) four months following completion of construction of the relevant project; and (c) January 31, 2006, in the case of the Gulfstream Loan Facility, and 15 months following the grant to the Meadows Borrower of a conditional license to conduct slot machine operations at the Meadows, in the case of the Meadows Loan Facility). Prior to the relevant Completion Date, amounts outstanding under each Loan Facility will bear interest at a floating rate equal to 2.55% per annum above MID's notional cost of borrowing under its floating rate credit facility, compounded monthly, with such interest being added to the aggregate principal amount of each Loan Facility. After the relevant Completion Date, amounts outstanding under each Loan Facility will bear interest at a fixed rate of 10.5% per annum, compounded semi-annually. Between the relevant Completion Date and January 1, 2008, interest will also be added to the aggregate principal amount of each Loan Facility. Principal and interest payments under each Loan Facility will commence on January 1, 2008 and will be payable monthly in 12 equal blended monthly instalments of principal and interest based on a 25-year amortization period commencing on the relevant Completion Date. Each borrower under the Loan Facilities has the right to pre-pay all amounts owing under the relevant Loan Facility in full, together with a make-whole amount, at any time. Such pre-payment right, if exercised, must be exercised concurrently with respect to both Loan Facilities.

        No advances under either Loan Facility will be permitted so long as any cost overruns in respect of the relevant project are outstanding. The relevant borrower will be required to fund all cost overruns such that the amount available to be advanced under the relevant Loan Facility will at no time be less than the remaining cost to complete the relevant project.

        The Loan Facilities will be cross-guaranteed, cross-defaulted and cross-collateralized. The Gulfstream Loan Facility will be secured principally by: (a) first-ranking security over the lands forming part of the Gulfstream racetrack operations, certain lands adjacent thereto and all assets and personal property of the Gulfstream Borrower (including after-acquired property and the furniture, fixtures and equipment relating to the Gulfstream project (subject to any prior purchase money security interests granted to acquire such furniture, fixtures and equipment to a maximum amount of US$12.5 million) but excluding all licences and permits) (collectively, the "Gulfstream Secured Property"); (b) a covenant of the Gulfstream Borrower not to pledge any licences or permits held by it; and (c) a negative pledge of MEC over the shares of the Gulfstream Borrower. The Meadows Borrower will guarantee the Gulfstream Loan Facility and grant second-ranking security over the Meadows Secured Property (as defined below) in favour of the Gulfstream Lender. Substitute security for certain of the lands forming part of the Gulfstream Secured Property may be provided by the Gulfstream Borrower.

        The Meadows Loan Facility will be secured principally by: (a) first-ranking security over the lands forming part of the Meadows racetrack operations, all assets and personal property of the Meadows Borrower (including after-acquired property and the furniture, fixtures and equipment relating to the Meadows project (subject to any prior purchase money security interests granted to acquire such furniture, fixtures and equipment to a maximum amount of US$12.5 million) but excluding all licences and permits) (collectively, the "Meadows Secured Property"); (b) a covenant of the Meadows Borrower not to pledge any licences or permits held by it; and (c) a negative pledge of MEC over the shares of the Meadows Borrower. The Gulfstream Borrower will guarantee the Meadows Loan Facility and grant second-ranking security over the Gulfstream Secured Property in favour of the Meadows Lender.

        The Meadows Loan Facility may not be drawn unless and until: (a) a conditional licence has been granted to conduct slot machine operations at the Meadows or the Meadows Lender is satisfied that such conditional licence will be granted; (b) the Meadows Lender provides a notice that it will enter into an intercreditor agreement, containing certain already determined provisions, with the third party lender who is providing the Additional Meadows Financing (as defined below); and (c) the Meadows Lender is satisfied that the Meadows Borrower and the Gulfstream Borrower have received all necessary approvals with respect to the Loan Facilities from the racing and gaming regulatory bodies.

        The Meadows Borrower will require additional financing from a third party lender in connection with the redevelopment of the Meadows project (the "Additional Meadows Financing"). Within 180 days of the closing of the Gulfstream Loan Facility, the Meadows Borrower will provide the Meadows Lender with notice of the proposed terms of the Additional Meadows Financing. The parties will then use commercially reasonable efforts to negotiate a satisfactory intercreditor agreement providing for, among other things, the subordination of the security of the Meadows Lender and the Gulfstream Lender over the Meadows Secured Property to the third party lender who will be providing the Additional Meadows Financing (up to a maximum amount of US$110 million) and containing certain already determined provisions. If a satisfactory intercreditor agreement cannot be negotiated within 60 days, the Meadows Loan Facility will terminate and substitute security for the Meadows Secured Property may be provided to the Gulfstream Lender. If such substitute security is not provided, the Gulfstream Borrower may pre-pay all amounts outstanding under the Gulfstream Loan Facility, together with a make-whole amount.

        Each Loan Facility will include a restricted payments provision which will prohibit the relevant borrower from making certain types of payments not in the ordinary course of business without the consent of the relevant lender unless certain financial and other conditions are satisfied.

        From the Completion Date for the Meadows construction project to the date on which the aggregate principal amount owing under both Loan Facilities is reduced to the amount that would have been outstanding if the monthly payments referred to above had commenced on such Completion Date, the Meadows Borrower will be required to pay on a quarterly basis 75% of all excess cash (after paying any non discretionary maintenance capital expenditures (with certain limitations) and amounts owing under the Additional Meadows Financing) to the Meadows Lender for application against the outstanding principal amount of the Meadows Loan Facility.

        All reasonable fees, costs and expenses of the lenders in connection with the Loan Facilities will be for the account of the relevant borrower and will be deemed to have been advanced under and added to the relevant Loan Facility until the Completion Date for the relevant project. Fees, costs and expenses incurred after the relevant Completion Date will be paid by the relevant borrower to the relevant lender after receipt of an invoice therefor.

        The Loan Facilities will contain customary representations and warranties, covenants, conditions precedent and events of default.

        The Gulfstream Facility will provide funding for US$115 million of the US$145 million budgeted cost of the Gulfstream reconstruction project. The Meadows Facility of US$77 million is expected to provide sufficient funding for the construction costs of a new clubhouse/grandstand with a facility to house slot machines at the Meadows.

Special Committee Process

        The consideration of the Loan Facilities by MEC was supervised by a special committee (the "Special Committee") of the MEC board of directors comprised of William J. Menear (Chairman), Jerry D. Campbell and Gino Roncelli as members. The Special Committee's mandate is to review, consider and make recommendations to the MEC board of directors in respect of the proposed financing of the Gulfstream and the Meadows redevelopment projects by MID. The MEC board has previously deemed it appropriate to pursue the Gulfstream and the Meadows redevelopment projects and the Special Committee was struck because the Loan Facilities are proposed to be provided by a related party. The MEC board of directors determined that each of the members of the Special Committee is independent of MEC management and of MID and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of MEC in respect of the Loan Facilities.

        The Special Committee retained Stikeman Elliott LLP and Cravath, Swaine & Moore LLP to act as its Canadian and U.S. independent legal advisors, respectively, and RBC Dominion Securities Inc. ("RBC"), a member company of RBC Capital Markets, to act as its independent financial advisor to assist it in its deliberations in respect of the Loan Facilities.

        The Special Committee formally met 10 times to discuss the Loan Facilities and alternative transactions and members of the Special Committee had informal discussions among themselves and with their advisors on a number of other occasions. The Special Committee supervised and provided guidance to members of MEC management engaged in negotiating the Loan Facilities with MID.

        Management of MEC has sought out and considered alternative financing/lease transactions available to the Corporation at this time with third parties and has concluded that the Loan Facilities are on reasonable commercial terms that, considered as a whole, are not less advantageous to the

Corporation than if the Loan Facilities were obtained from a person or company dealing at arm's length with the Corporation. Management of MEC has reported to the Special Committee and its financial advisors on the alternate financing/lease transactions it has considered and its conclusions stemming from such review. The Special Committee has also received advice from RBC to assist it in its determination as to whether the financial terms of the Loan Facilities, considered as a whole, are commercially reasonable and not less advantageous to the Corporation than if the Loan Facilities were obtained from a person or company dealing at arm's length with the Corporation.

        Based upon the advice the Special Committee received from MEC management and its own review and consideration of the Loan Facilities with the benefit of advice from its legal and financial advisors, the Special Committee concluded that: (i) the Loan Facilities are on reasonable commercial terms that, considered as a whole, are not less advantageous to the Corporation than if such Loan Facilities were obtained from a person or company at arm's length with the Corporation; and (ii) the Loan Facilities are in the best interest of the Corporation, and unanimously recommended that the MEC board of directors approve the Loan Facilities.

        On the basis of advice received from the Special Committee and its own consideration of the Loan Facilities, the MEC board of directors unanimously approved the Loan facilities.

Formal Valuation and Minority Approval Exemptions

        MEC is not required to obtain a formal valuation in respect of the Loan Facilities as the Loan Facilities are related party transactions that are described in paragraph (j) of the definition of related party transaction in Ontario Securities Commission Rule 61-501—Insider Bids, Issuer Bids, Business Combinations and Related Party Transactions (the "Rule"). Subsection 5.4(1) of the Rule provides that only related party transactions described in paragraphs (a) to (g) of the definition of related party transaction are subject to the formal valuation requirement.

        MEC is exempt from the minority approval requirement of the Rule in respect of the Loan Facilities pursuant to paragraph 7 of subsection 5.7(1) of the Rule because the Loan Facilities are on reasonable commercial terms that are not less advantageous to MEC than if such facilities were obtained an arm's length third party. Further, advances under the Facilities are not convertible into, or repayable in, equity or voting securities of MEC or any of its subsidiaries. The Loan Facilities are similarly exempt from the formal valuation and minority requirements of Policy Q-27 of the Autorité des marchés financiers ("Policy Q-27").

Prior Valuation

        To the knowledge of the Corporation and its directors and senior officers, there are no prior valuations (as such term is defined in the Rule and Policy Q-27) that relate to or are otherwise relevant to the Loan Facilities.

Item 9.01—Financial Statements and Exhibits

        The following exhibits are filed as part of this Report:

(1)
Item 1.01

  (Exhibit 99.2) Construction Loan Term Sheet for Gulfstream Park and The Meadows, dated December 9, 2004.

(2)
Exhibit 99.1

  (Exhibit 99.1) Press release of the Corporation dated December 9, 2004 regarding the Corporation's entry into the Loan Facilities.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
By:	/s/ BLAKE TOHANA Blake Tohana Executive Vice-President and Chief Financial Officer

Date: December 9, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Corporation dated December 9, 2004 regarding the Corporation's entry into the Loan Facilities.
99.2	Construction Loan Term Sheet for Gulfstream Park and The Meadows, dated December 9, 2004.

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  Item 1.01—Entry into a Material Definitive Agreement
  Item 9.01—Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX